                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of June 1, 1999, by and between CIBER, INC., a Delaware corporation
("Corporation"), and PAUL E. RUDOLPH ("Officer").

                                    RECITAL

         Corporation desires to employ Officer in the position set forth on EXHIBIT A, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

         THE PARTIES AGREE AS FOLLOWS:

              1. DUTIES. Officer agrees to be employed by and to serve Corporation in the position set forth on EXHIBIT A, and Corporation agrees to employ and retain Officer in such capacity. Officer shall devote all of his business time, energy and skill to the affairs of Corporation. Officer shall have powers and duties commensurate with his position set forth on EXHIBIT A. Officer shall comply with the general management policies of Corporation as announced from time to time. Officer's principal place of business with respect to his services to Corporation shall be within twenty (20) miles of the central business district of Denver, Colorado, although Officer shall be required at various times to travel as part of his duties.

              2. TERM OF EMPLOYMENT. The initial term of employment of Officer by Corporation shall be from July 1, 1999 through June 30, 2004, unless terminated earlier pursuant to this Agreement. This Agreement shall renew automatically for a period of one year on July 1, 2004 and on each subsequent anniversary date thereof, subject to the termination provisions hereof.

              3.     SALARY, BENEFITS AND BONUS COMPENSATION.

                     3.1 BASE SALARY. Corporation agrees to pay to Officer initially a "Base Salary" as set forth on EXHIBIT A, payable in twenty-six
(26) equal biweekly installments. The Base Salary for each fiscal year (currently July 1 through June 30 of each year) or portion thereof after fiscal year 2004 shall be as determined in the sole discretion of the Board of Directors, but shall not be less than 500,000 per annum. In the absence of and until any salary determination by the Board, Officer's Base Salary for a particular fiscal year shall be identical to Officer's Base Salary in effect on June 30th of the immediately preceding fiscal year.

                     3.2 BONUSES. Officer shall be eligible to receive a bonus for the fiscal year ending June 30, 2000, provided the Officer remains an employee through such date. Such bonus will be determined in accordance with the formula described on EXHIBIT A and paid within seventy-five days after the year and to which such bonus relates. The bonus for each fiscal year or portion thereof after fiscal year 2000 shall be determined in the sole discretion of the Board of Directors.

                     3.3 ADDITIONAL BENEFITS. During the term of his employment, Officer shall be entitled to the following fringe benefits:

                             3.3.1    OFFICER BENEFITS. Officer shall be
eligible to participate in such of Corporation's benefit and compensation plans as may be generally available to executive officers of Corporation, including, without limitation, profit sharing, 401(k), employee stock purchase, medical, dental and health plans, and life and disability insurance plans, according to their terms. All such benefit plans may be amended or discontinued in the sole discretion of Corporation.

                             3.3.2    BUSINESS EXPENSES. Corporation shall
reimburse Officer for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement, including travel and entertainment expenses. Officer shall present monthly to Corporation an itemized account of such expenses in such form as may be required by Corporation.

                             3.3.3    VACATION. Officer shall be entitled to
vacation time generally available to executive officers of Corporation during which vacation time his compensation shall be paid in full.

                             3.3.4    PREREQUISITES. Officer shall be
entitled to such additional prerequisites as are set forth on EXHIBIT A.

                     3.4 OPTION TO ACQUIRE COMMON STOCK. Effective as of July 1, 2000 Officer will be granted options, pursuant to and subject to the terms and conditions of Corporation's Equity Incentive Plan and the option agreement attached hereto to purchase certain shares of Corporation's common stock at the exercise price or prices stated in the option agreement. Any further options shall be granted at the sole discretion of the Corporation's Board of Directors.

              4.     TERMINATION OF EMPLOYMENT.

                     4.1 TERMINATION FOR CAUSE. Termination for Cause (as defined below) of Officer's employment may be effected by Corporation at any time without liability except as specifically set forth in this Subsection. The termination shall be effected by written notification to Officer and shall be effective as of the time set forth in such notice. At the effective time of a Termination for Cause, Officer immediately shall be paid all accrued Base Salary and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination. In addition, Officer shall be entitled to benefits under any benefit plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans.

                     4.2 TERMINATION OTHER THAN FOR CAUSE. Corporation may effect a Termination Other Than for Cause (as defined below) of Officer's employment at any time upon giving written notice to Officer of such termination and without liability except as specifically set forth in this Subsection. The termination shall be effective as of the time set forth in such notice. At the effective time of any Termination Other Than for Cause, Officer shall immediately be paid all accrued Base Salary and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the effective time of termination. Officer shall also be entitled to be paid any unpaid bonus compensation and such unpaid bonus compensation shall be paid promptly once it has been determined, but no later than sixty (60) days after the first quarter end following termination. Unpaid bonus compensation for the purposes of this Section 4 shall be an


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amount equal to the product of (i) 5% of the difference between Officer's total accrual basis bonus compensation for the immediately preceding fiscal year (or if such bonus compensation has not been determined, Officer's bonus compensation for the fiscal year preceding such immediately preceding fiscal year) and any amount pre-paid against Officer's bonus compensation for the fiscal year during which termination occurs, and (ii) the number of full calendar months of Officer's employment during the fiscal year in which termination occurs. In addition, Officer shall immediately be paid the percentage of his Base Salary set forth on EXHIBIT A. Officer shall also be entitled to benefits under any benefit plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, and Corporation shall pay Officer's medical, life and disability insurance premiums under Corporation's plans (or shall pay Officer a sum in cash, not to exceed $1,000.00 per month, to pay private plan premiums for coverage substantially the same as Corporation's) for the number of months following termination set forth on EXHIBIT A.

                     4.3 TERMINATION BY REASON OF DISABILITY. If Officer, in the reasonable judgment of the Board of Directors of Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) months, then the question of whether Officer's illness or incapacity is reasonably likely to continue shall be submitted to Corporation's or, if disability insurance is maintained by Officer, Officer's disability insurance carrier for determination. In the event such insurance carrier determines that Officer is subject to such an illness or incapacity, Corporation shall have the right to terminate Officer's employment ("Termination for Disability") by written notification to Officer and payment to Officer of all accrued Base Salary, unpaid bonus compensation (prorated as provided in Section 4.2) and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination. In addition, Officer shall immediately be paid the amount set forth on EXHIBIT A. Officer shall also be entitled to benefits under any benefit plans in which Officer is a participant, including disability benefits which may be provided pursuant to Section 3.3.1, to the full extent of Officer's rights under such plans, and Corporation shall pay Officer's medical, life and disability insurance premiums under Corporation's plans (or shall pay Officer a sum in cash, not to exceed $1,000.00 per month, to pay private plan premiums for coverage substantially the same as Corporation's) for the number of months following termination set forth on EXHIBIT A.

                     4.4 DEATH. In the event of Officer's death during the term of employment, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs, and Corporation shall pay promptly to his estate (a) all accrued Base Salary, unpaid bonus compensation (as defined in Section 4.2) and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and (b) the amount set forth on EXHIBIT A payable immediately on the effective day of termination. Officer's estate shall also be entitled to benefits under any benefit plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans.

                     4.5 VOLUNTARY TERMINATION. In the event of a Voluntary Termination (as defined below) by Officer, Corporation shall immediately pay all accrued Base Salary and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination.

                     4.6 TERMINATION UPON A CHANGE IN CONTROL. In the event of a Termination Upon a Change in Control (as defined below), Officer shall immediately be paid all


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accrued Base Salary, unpaid bonus compensation (as defined in Section 4.2)
and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination. In addition, Officer shall immediately be paid the amount set forth on EXHIBIT
A. Officer shall also be entitled to benefits under any benefit plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, and Corporation shall pay Officer's medical, life and disability insurance premiums under Corporation's plans (or shall pay Officer a sum in cash, not to exceed $1,000.00 per month, to pay private plan premiums for coverage substantially the same as Corporation's) for the number of months following termination set forth on EXHIBIT A. Notwithstanding the foregoing, solely in the event of a Termination Upon Change in Control, the aggregate amount of severance compensation paid to an Officer under this Agreement or otherwise shall not include any amount that the Corporation is prohibited from deducting for federal income tax purposes by virtue of
Section 280G of the Internal Revenue Code or any successor provision.

                     4.7 OTHER BENEFITS. Nothing in this Article 4 shall be deemed to limit or restrict any right or benefit of Officer under Corporation's Certificate of Incorporation, Bylaws or other documents or agreements of the Corporation applicable to Officer.

              5.     PROTECTION OF CORPORATION'S BUSINESS.

                     5.1 NO COMPETITION. Officer shall not, during the term of his employment and for eighteen (18) months following the termination of his employment, work as an employee or independent contractor or become an investor or lender of any business, corporation, partnership or other entity engaged in a Competing Business, excluding any passive investments made prior to employment and/or passive investments in a blind trust. An investment by Officer of up to 2% of the outstanding equity in a publicly-traded corporation shall not constitute a violation of this Section 5.1. A
"Competing Business" is a business which Corporation has engaged in, or has actively investigated engaging in, at any time during the twenty-four (24) months prior to the termination of Officer's employment in which Officer had responsibility to manage, direct or supervise.


                     5.2 NO SOLICITATION OF CLIENTS. Officer shall not, during the term of his employment and for eighteen (18) months following the termination of his employment (unless Corporation grants him written authorization): (a) call upon, cause to be called upon, solicit or assist in the solicitation of, any client or potential client of Corporation for the purpose of selling, renting or supplying any product or service competitive with the products or services of Corporation; (b) provide any product or services to any client or potential client of Corporation which is competitive with the products or services of Corporation; or (c) request, recommend or advise any client or potential client to cease or curtail doing business with the Corporation. Any individual, governmental authority, corporation, partnership or other entity to whom Corporation has provided services or products at any time prior to or during Officer's employment or to whom Corporation has made one or more sales or sales calls during the eighteen (18) month period preceding the date of termination of Officer's employment shall be deemed a client or potential client.

                     5.3 NO HIRE OF OTHER EMPLOYEES OR CONTRACTORS. Except on behalf of the Corporation, Officer shall not, during the term of his employment and for a period of eighteen (18) months following the termination of his employment: (a) employ, engage or seek to employ or engage any individual or entity, on behalf of Officer or any entity (including a client of


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Corporation), who is employed or engaged by Corporation or who was employed or engaged by the Corporation during the six (6) month period preceding Officer's termination; (b) solicit, recommend or advise any employee of the Corporation or independent contractor to terminate their employment or engagement with the Corporation for any reason; or (c) solicit recruiting prospects and/or candidates whose files are actively maintained or have been maintained during the last six (6) months prior to Officer's termination by the Corporation.

                    6.       CONFIDENTIALITY.

                             6.1 CONFIDENTIAL INFORMATION AND MATERIALS. All
of the Confidential Information and Materials, as defined herein, are and shall continue to be the exclusive confidential property and trade secrets of Corporation. Confidential Information and Materials have been or will be disclosed to Officer solely by virtue of his employment with Corporation and solely for the purpose of assisting him in performing his duties for Corporation. "Confidential Information and Materials" refers to all information belonging to or used by Corporation or Corporation's clients relating to internal operations, procedures and policies, finances, income, profits, business strategies, pricing, billing information, compensation and other personnel information, client contacts, sales lists, employee lists, technology, software source codes, programs, costs, marketing plans, developmental plans, computer programs, computer systems, inventions, developments, personnel manuals, computer program manuals, programs and system designs, and trade secrets of every kind and character, whether or not they constitute a trade secret under applicable law and whether developed by Officer during or after business hours. Officer acknowledges and agrees all Confidential Information and Materials shall, to the extent possible, be considered works made for hire for the Corporation under applicable copyright law. To the extent any Confidential Information and Materials are not deemed to be a work made for hire, Officer hereby assigns to the Corporation any rights he may have or may acquire in such Confidential Information and Materials as they are created, throughout the world, in perpetuity. Further, Officer hereby waives any and all moral rights he may have in such Confidential Information and Materials. Notwithstanding the foregoing, the Corporation acknowledges that it shall have no right to inventions or other material for which no equipment, supplies, facilities or Confidential Information and Material of the Corporation are used and which are developed entirely on Officer's own time and (i) do not relate directly to the business of the Corporation or (ii) do not result from any work performed by Officer hereunder.

                             6.2 NON-DISCLOSURE AND NON-USE. Officer may use
Confidential Information and Material while an employee of Corporation and in the course of that employment to the extent deemed necessary by Corporation for the performance of Officer's responsibilities. Such permission expires upon termination of his employment with Corporation or on notice from Corporation. Officer shall not, either during or after his employment with Corporation, disclose any Confidential Information or Materials to any person, firm, corporation, association or other entity for any reason or purpose unless expressly permitted by Corporation in writing. Officer shall not use, in any manner other than to further Corporation's business, any Confidential Information or Materials of Corporation. Upon termination of his employment, Officer shall immediately return all Confidential Information or Materials or other property of Corporation or its clients or potential clients in his possession or control.


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              7.     DEFINITIONS.

                     7.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                         7.1.1 "Termination for Cause" shall mean termination
by Corporation of Officer's employment by Corporation by reason of Officer's conviction of any felony crime, Officer's willful dishonesty towards, fraud upon or deliberate injury or attempted injury to Corporation or its clients, Officer's material breach of this Agreement, or any material reason that constitutes cause under applicable law.

                         7.1.2 "Termination Other Than for Cause" shall mean
termination by Corporation of Officer's employment by Corporation other than a Termination for Cause, Termination Upon Change in Control, Termination for Disability, or for any or no reason.

                         7.1.3 "Termination Upon a Change in Control" shall mean
a termination by Corporation or any successor thereto of Officer's employment with the Corporation or such successor for any reason or a termination by the Officer for Good Reason (as defined below) of the Officer's employment with the Corporation or any successor thereto within one hundred eighty (180) days from the date on which a Change in Control occurs. A "Change in Control" shall mean the occurrence of any of the following events: (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act")), other than Bobby G. Stevenson or a trustee or other fiduciary holding securities under an employee benefit plan of Corporation, is or becomes the "beneficial owner" (as defined in Rule
13d-3 under the 1934 Act), directly or indirectly, of more than thirty three percent (33%) of the then outstanding voting stock of Corporation; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of Corporation approve a merger or consolidation of Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of Corporation or an agreement for the sale or disposition by Corporation of all or substantially all of Corporation's assets.

                  For purposes of this Agreement "Good Reason" shall include, but not be limited to, any of the following (without the Officer's express written consent): (a) the assignment to the Officer by the Corporation of duties inconsistent with, or a substantial diminution in the nature or status of, the Officer's responsibilities immediately prior to a Change in Control other than any changes primarily attributable to the fact that the Corporation's securities are no longer publicly traded; (b) a reduction by the Corporation in the Officer's compensation, benefits, or perquisites as in effect on the date of a Change in Control; (c) a relocation of the Corporation's principal offices to a location outside Denver, Colorado, or the Officer's relocation to any place other than the


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Denver, Colorado offices of the Corporation, except for reasonably required travel by the Officer on the Corporation's business; (d) any material breach by the Corporation of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice by the Officer to the Corporation of such breach setting forth with specificity the nature of the breach; or (e) any failure by the Corporation to obtain the assumption and performance of this Agreement by any successor (by merger, consolidation or otherwise) or assign of the Corporation.

                     7.1.4 "Voluntary Termination" shall mean termination by Officer of Officer's employment with Corporation, but shall not include
(i) constructive termination by Corporation by reason of material breach of this Agreement by Corporation; (ii) Termination Upon a Change in Control; and
(iii) termination by reason of Officer's death or disability as described in Subsections 4.3 and 4.4. Voluntary Termination shall include a termination by Corporation after its receipt of a notice of an otherwise Voluntary Termination from Officer.

      8.    REMEDIES.

            8.1      LIQUIDATED DAMAGES.

                     8.1.1     If Officer violates Subsection 5.1,
Officer shall pay to Corporation the sum of $100,000.00 as liquidated damages to compensate Corporation for its lost investment of money for recruitment, training, cost of replacement, lost revenues and other damages due to the likely disruption of the operation of Corporation's business.

                     8.1.2 If Officer violates Subsection 5.2, Officer shall pay to Corporation as liquidated damages the greater of Corporation's gross billings to the client to which products or services are supplied in violation of Subsection 5.2 during the year immediately prior to the first improper solicitation or $25,000.00, to compensate Corporation for its lost revenue, client development expenses and other damages.

                     8.1.3 If Officer violates Subsection 5.3, Officer shall pay to Corporation as liquidated damages, in compensation for its recruitment and training costs, lost revenues and other damages, the following sums for each employee or independent contractor hired or engaged in violation of Subsection 5.3:


        Employee or Independent Contractor                             Amount
        ----------------------------------                             ------
        Vice-President or other officer                                $100,000
        Other Manager or Recruiter                                     $ 50,000
        Marketer or other sales personnel                              $ 50,000
        Programmers or other billable personnel                        $ 12,500
        Other office staff                                             $  5,000

                     8.1.4 Officer and Corporation have carefully considered the issue of liquidated damages and after negotiation agree that they are a reasonable compromise after attempting to estimate what the actual damages would be and assessing the risk of collection.

                     8.1.5 Officer authorizes Corporation to disclose the terms of Sections 5, 6 and 8 of this Agreement to any subsequent employer or client of Officer.


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              8.2     EQUITABLE REMEDIES. The service rendered by Officer to
Corporation and the information disclosed to Officer during his employment are of a unique and special character, and any breach of Sections 5 or 6 hereof will cause Corporation irreparable injury and damage which will be extremely difficult to quantify. Although the parties have agreed on liquidated damages for some of the potential breaches by Officer, they agree that because of the risk of collection and intangibles which are impossible to measure, Corporation will be entitled to, in addition to all other remedies available to it, injunctive relief to prevent a breach and to secure the enforcement of all provisions of Sections 5 and 6. Officer represents his experience and knowledge will enable him to earn an adequate living in a non-competitive business and that the injunctive relief will not prevent him from providing for himself and his family. Injunctive relief may be granted immediately upon the commencement of any such action without notice to Officer, WHICH NOTICE OFFICER SPECIFICALLY WAIVES.

              8.3 COSTS. If litigation is brought to enforce or interpret any provision contained herein, the court shall award reasonable attorneys' fees and disbursements to the prevailing party as determined by the court.

              8.4 SEVERABILITY. THE PARTIES HAVE CAREFULLY CONSIDERED ALL OF SECTIONS 5, 6 AND 8 AND AGREE THAT THEY REPRESENT A PROPER BALANCING OF THEIR INTERESTS AND WILL NOT PREVENT OFFICER FROM EARNING A LIVING AFTER TERMINATION OF HIS EMPLOYMENT. It is the express intent of the parties hereto that the obligations of, and restrictions on, the parties as provided in Sections 5 and 6 shall be enforced and given effect to the fullest extent legally permissible. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained in this Agreement because the duration thereof is too long, the scope thereof is too broad or some other reason, for the purpose of such proceeding, the court may reduce such duration or scope to the extent necessary to permit the enforcement of such obligations and restrictions.

     9.       MISCELLANEOUS.

              9.1 PAYMENT OBLIGATIONS. Corporation's obligation to pay Officer the compensation provided herein is subject to the condition precedent that Officer perform his obligations.

              9.2 DIRECTORS' AND OFFICERS' INSURANCE. Corporation shall use its best efforts to obtain coverage for Officer under any insurance policy now in force or hereafter obtained during the term of this Agreement insuring officers and directors of Corporation for liability incurred by reason of the fact that Officer is or was a director or officer of Corporation or, while serving as a director or officer of Corporation, he is or was serving at the request of Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity.

              9.3 WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

              9.4 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof, and this


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Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Officer from Corporation. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

              9.5 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier or by fax and shall be deemed to have been duly given upon hand delivery, three (3) days after mailing, the first business day following delivery to a commercial overnight courier or upon receipt of a fax (as confirmed by a machine generated report), addressed as follows:

                  If to Corporation:

                           CIBER, INC.
                           5251 DTC Parkway, #1400
                           Englewood, Colorado  80111
                           Attn: Mac J. Slingerlend

                  With a copy to:

                           Wanda J. Abel, Esq.
                           Davis, Graham & Stubbs LLP
                           370 Seventeenth Street, Suite 4700
                           P.O. Box 185
                           Denver, Colorado  80201-0185

                  If to Officer:

                           Paul E. Rudolph
                           C/O David A. Schiller
                           Schiller, P.L.L.C.
                           P.O. Box 797541
                           Dallas, Texas 75379


Any party may change such party's address for notices by notice given pursuant to this Section 9.5.

              9.6 HEADINGS. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

              9.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without application of its conflict of laws rules. Officer hereby submits to the exclusive jurisdiction and venue of the District Court of the State of Colorado for the City and County of Denver or the United States District Court for the District of Colorado for purposes of any legal action. Officer agrees that


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service upon Officer in any such action may be made by first-class mail, certified or registered, in the manner provided for delivery of notices in
Section 9.5.

              9.8 SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

              9.9 SURVIVAL OF CORPORATION'S OBLIGATIONS. Corporation's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to Corporation. This Agreement shall not be terminated by any merger or consolidation or other reorganization of Corporation. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as provided in this Subsection in the event of a merger consolidation or reorganization of the Corporation, including the sale of substantially all of its assets, this Agreement shall not be assignable either by Corporation or by Officer.

              9.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

              9.11 WITHHOLDINGS. All compensation and benefits to Officer hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law. Corporation may withhold amounts due it from Officer from amounts due under this Agreement to Officer.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

OFFICER                                    CIBER, INC., a Delaware corporation

/s/ Paul E. Rudolph                        By: /s/ Mac J. Slingerlend
--------------------------------           -----------------------------------
Paul E. Rudolph                            Mac J. Slingerlend, President


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

                                   EXHIBIT A
                                       TO
           EMPLOYMENT AGREEMENT OF PAUL E. RUDOLPH DATED JULY 1, 1999

                    EFFECTIVE DATE OF EXHIBIT A: JULY 1, 1999


I.       Position:  Chief Operating Officer

II.      Base Salary Per Annum for Fiscal Year 2000:  $450,000
                                               2001:   450,000
                                               2002:   450,000
                                               2003:   450,000
                                               2004:   450,000

III. Bonus for Fiscal Years 2000-2004: The Officer shall be eligible to earn a bonus up to a maximum of 50% of base salary. For the fiscal year 2000, one-half of the bonus is to be based on operations and one-half of the bonus is to be based on stock performance over the fiscal year. The performance criteria to be satisfied for fiscal year 2000 are as described on Attachment 1 hereto, subject to obtaining approval of the Board of Directors. The performance criteria for future years shall be determined in the sole discretion of the Board of Directors.

IV.      Additional sums payable upon termination events as referenced in
         Section 4 of the Agreement.

         A.       Termination for Cause:  None

         B. Termination Other than for Cause: 200% of Base Salary prior to the second anniversary date of the Agreement and 100% of Base Salary thereafter.

         C. Termination by Reason of Disability: 25% of the sum of the following: Base Salary plus an amount equal to bonus compensation received by the Officer for the year preceding the year in which the disability occurred. In addition, 50% of the unvested options to purchase the Corporation's common stock set forth in EXHIBIT B shall vest immediately on the date of termination.

         D. Death: 25% of the sum of the following: Base Salary plus an amount equal to bonus compensation received by the Officer for the year preceding the year in which the death occurred. In addition, 50% of the unvested options to purchase the Corporation's common stock set forth in EXHIBIT B shall vest immediately on the date of death. In the event of death, the Corporation shall pay medical insurance premiums for Officer's family under Corporation's plans (or shall pay Officer's family a sum in cash, not to exceed $1,000 per month, to pay private plan premiums for coverage substantially the same as Corporation's) for the first eighteen (18) months following the Officer's death.

         E.       Voluntary Termination:  None

         F. Termination Upon a Change in Control: Three (3) times the sum of the following: Base Salary plus an amount equal to the bonus compensation received by the Officer for the year preceding the year in which termination occurs. In addition, the unvested options to purchase the Corporation's common stock set forth in EXHIBIT B shall continue to vest as if the termination had not occurred.

V. Period of time for continuance of medical, life and disability premiums under Section 4.2, 4.3 and 4.6: Eighteen (18) months

VI.      Perquisites:

         A. Corporation shall pay all initiation fees and dues for membership in Glenmoor Country Club or another local country club of Officer's choosing commensurate with his position. Officer shall be furnished with a cell phone on the same terms as other executive officers of the Corporation.

         B. Home Loan: Officer shall be entitled to a loan of up to $500,000.00 in order for Officer to obtain appropriate housing. Such loan shall be secured by a mortgage on the home purchased and shall bear interest at the minimum federal government approved interest rate on the date of the loan. Such mortgage shall be junior to one financial institution providing financing for the purchase of the home. Such loan shall be amortized (forgiven) monthly over a term of sixty
                  (60) months in the form of a bonus to Officer from Corporation in the amount of ($100,000+ interest) per year. Officer shall not be required to repay the loan as long as he remains employed by the Corporation. In the event of a termination, the following repayment terms shall apply:

                  1. Termination for Cause: Loan repayable in full on the date the home is sold or the first anniversary of the termination date, whichever is earlier.

                  2. Termination Other than for Cause: Loan repayable in full on the date the home is sold or the second anniversary of the termination date, whichever is earlier.

                  3. Termination by Reason of Disability: Loan repayable in full on the date the home is sold or the second anniversary of the termination date, whichever is earlier.

                  4. Death: Loan repayable in full upon settlement of life insurance described below or, in the absence of insurance, on the second anniversary of the termination date, and in any event upon the date the home is sold.

                  5. Voluntary Termination: Loan repayable in full on the date the home is sold or the first anniversary of the termination date, whichever is earlier.

                  6. Termination Upon a Change in Control: Loan will be deemed paid in full and the mortgage will be released as of the date of termination.

                  Provided Officer passes any physical or other requirements imposed by the insurance company, Corporation shall maintain a life insurance policy on the Officer payable to the Corporation during the life of the loan in an amount sufficient to pay off the current balance of the loan. Such policy shall inure directly to the benefit of the estate of the Officer to pay off any indebtedness to the Corporation.

                       ATTACHMENT 1 TO
         EXHIBIT A TO PAUL RUDOLPH EMPLOYMENT AGREEMENT

MAC'S / PAUL'S BONUS FOR F2000 (SAME):      $225M Total @ 100%

TENTATIVE (SUBJECT TO BOARD APPROVAL)       50% each

1.   STOCK PRICE +/- 5/31/99:  $22/SHARE:   ($112,500 @ 100%)

     Goal:  $42/share
     e.g. price:  6/30/00 ( if $29:          0     (
                          ( if $30:         40%    (  increase of 5%/$1.00
                          ( if $35:         65%    (  for each $1.00 > $30.00
                          ( if $40:         90%    (
                          ( if $45:        115%    (

2.   REVENUE/EPS GUIDELINE:   ($112,500)

                                F'00                     F'99
                                ----                     ----
                            REV       EPS          REV           EPS
                            ---       ---          ---           ---
         Current Estimate  $900M     $1.30       $750MM       $1.05/.09
         Revised for E-Com $900M     $1.25          X             X

         Goal:    $900M Revenue/$1.25/share EPS (split award 50/50)

         A.   REVENUES ($56,250 @ 100%)

              e.g.     if $849MM       0   (  1% per $1MM above
                       if $850MM      50%  (  $850MM to $900MM.
                       if $900MM     100%  (
                       if $950MM   112.5%    +1/4% / $1MM above $900MM.

         B.   EPS ($56,250 @ 100%), excluding merger costs.

              e.g.     if $1.19      0     (  10%/1(cent) above $1.20 to $1.25.
                       if $1.20     50%    (
                       if $1.25    100%    (
                       if $1.30    110%      +2%/1(cent) above $1.25/share